Exhibit 99.1

Transactions in Common Stock Durning the Past Sixty Days

Reporting Person	Nature of the Transaction	Amount of Securities Purchased/Sold	Weighted Average Price ($)	Date of Purchase/Sale	Low Price ($)	High Price ($)
Atlas X	Sale of Common Stock	1,184	61.13	7/18/2025	60.96	61.33
AVOF	Sale of Common Stock	664	61.13	7/18/2025	60.96	61.33
Atlas X	Sale of Common Stock	53,215	60.97	7/23/2025	60.95	61.10
AVOF	Sale of Common Stock	29,837	60.97	7/23/2025	60.95	61.10
Atlas X	Sale of Common Stock	23,245	61.17	7/24/2025	60.95	61.55
AVOF	Sale of Common Stock	13,033	61.17	7/24/2025	60.95	61.55
Atlas X	Sale of Common Stock	15,146	61.04	7/30/2025	60.95	61.35
AVOF	Sale of Common Stock	8,492	61.04	7/30/2025	60.95	61.35
Atlas X	Sale of Common Stock	705	60.95	8/5/2025	60.95	60.95
AVOF	Sale of Common Stock	395	60.95	8/5/2025	60.95	60.95
Atlas X	Sale of Common Stock	44,520	61.15	8/13/2025	60.95	61.615
AVOF	Sale of Common Stock	24,962	61.15	8/13/2025	60.95	61.615
Atlas X	Sale of Common Stock	12,862	60.99	8/14/2025	60.95	61.11
AVOF	Sale of Common Stock	7,212	60.99	8/14/2025	60.95	61.11